WELLS FARGO ***CORPORATE RESOLUTION: BORROWING***

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

RESOLVED: That this corporation, **Applied Signal Technology, Inc.**, proposes to obtain credit from time to time, or has obtained credit, from Wells Fargo Bank, National Association ("Bank").

BE IT FURTHER RESOLVED, that any one of the following officers:

Chairman, President/CEO

of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

(a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver to Bank such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank; this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee or agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

(b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, to enter into foreign exchange transactions with or through Bank, and to enter into interest rate hedging transactions with Bank in connection with any indebtedness authorized hereby.

(c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation's real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements, security agreements and/or other related documents as Bank shall require.

(d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perfect or continue the rights, remedies and security interests to be given to Bank pursuant hereto, including without limitation, any modifications, renewals and/or extensions of any of this corporation's obligations to Bank, however evidenced; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $3,000,000.00 outstanding and unpaid.

Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to foregoing limitation.

BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered by this corporation to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank's receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.

CERTIFICATION

I, **Alice Delgado**, Secretary of **Applied Signal Technology, Inc.**, a corporation created and existing under the laws of the state of **California**, do hereby certify and declare that the foregoing is a full, true and correct copy of the resolutions duly passed and adopted by the Board of Directors of said corporation, by written consent of all Directors of said corporation or at a meeting of said Board duly and regularly called, noticed and held on January 4, 1991, at which meeting a quorum of the Board of Directors was present and voted in favor of said resolutions; that said resolutions are now in full force and effect; that there is no provision in the Articles of Incorporation or Bylaws of said corporation, or any shareholder agreement, limiting the power of the Board of Directors of said corporation to pass the foregoing resolutions and that such resolutions are in conformity with the provisions of such Articles of Incorporation and Bylaws; and that no approval by the shareholders of, or of the outstanding shares of, said corporation is required with respect to the matters which are the subject of the foregoing resolutions.

IN WITNESS WHEREOF, I have hereunto set my hand and, if required by Bank affixed the corporate seal of said corporation, as of March 1, 2005.

Alice Delgado
Alice Delgado, Secretary

(SEAL)

WELLS FARGO **CERTIFICATE OF INCUMBENCY**

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned, Alice Delgado, Secretary of Applied Signal Technology, Inc., a corporation created and existing under the laws of the state of California, hereby certifies to Wells Fargo Bank, National Association ("Bank") that (a) the following named persons are duly elected officers of this corporation and presently hold the titles specified below, (b) said officers are authorized to act on behalf of this Corporation in transactions with Bank, and (c) the signature opposite each officer's name is his or her true signature:

TITLE	NAME	SIGNATURE
Chairman, President/CEO	Gary L. Yancey	[signature]

The undersigned further certifies that if any of the above-named officers change, or if at any time any of said officers are no longer authorized to act on behalf of this corporation in transactions with Bank, this corporation shall immediately provide to Bank a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate of Incumbency until a new Certificate of Incumbency certified by the Secretary of this corporation is received by Bank.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the corporate seal of said corporation as of 1 March 2005.

[signature]
Alice Delgado, Secretary

(SEAL)

February 25, 2005

Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, CA 94086

Dear Mr. Yancey:

This letter amendment (this "Amendment") is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and APPLIED SIGNAL TECHNOLOGY, INC. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of January 27, 2003, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

1. The Agreement is hereby amended (a) by deleting "March 1, 2005" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "March 1, 2006," and (b) by deleting "Two Million Dollars ($2,000,000.00)" as the maximum principal amount available to Borrower under the Line of Credit, and by substituting for said amount "Three Million Dollars ($3,000,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note dated as of February 25, 2005 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Paragraph 1. (b) is hereby deleted in its entirety, and the following substituted therefor:

"(b) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Three Million Dollars ($3,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty (360) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date more than twelve (12) months beyond the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this letter applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount

drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any deposit account maintained by Borrower with Bank for the amount of any such draft."

3. The first paragraph of Paragraph I.2 is hereby deleted in its entirety, and the following substituted therefor:

"2. COLLATERAL:

As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in Borrower's liquid assets (cash and marketable securities) maintained with Wells Capital Management Account No. 13335800, in an amount at least equal to $3,000,000.00."

4. Paragraph V.3 (a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

"(a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower (or 10K report, as filed with the U.S. Securities and Exchange Commission), prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows and all supporting schedules and footnotes;

(b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower (or 10Q report, as filed with the U.S. Securities and Exchange Commission), prepared by Borrower, to include balance sheet, income statement, statement of cash flows and all supporting schedules and footnotes;"

5. Paragraph V.8 is hereby deleted in its entirety, and the following substituted therefor:

"8. Litigation. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $1,000,000.00"

6. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

7. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Applied Signal Technology, Inc.
February 25, 2005
Page 3

Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

Sincerely,

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: E. Lawrence Hyde
E. Lawrence Hyde
Vice President

Acknowledged and accepted as of 1 March 2005

Applied Signal Technology, Inc.

By: Gary L. Yancey
Gary L. Yancey
Chairman, President/CEO

WELLS FARGO

REVOLVING LINE OF CREDIT NOTE

$3,000,000.00

Palo Alto, California
February 24, 2005

FOR VALUE RECEIVED, the undersigned **Applied Signal Technology, Inc.** ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at **Peninsula Technology RCBO, 400 Hamilton Avenue, Palo Alto, CA 94301**, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of **$3,000,000.00**, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

1. **INTEREST:**

1.1 Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

1.2 Payment of Interest. Interest accrued on this Note shall be payable on the **1st** day of each **month**, commencing **March 1, 2005**.

1.3 Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

2. **BORROWING AND REPAYMENT:**

2.1 Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on **March 1, 2006**.

2.2 Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (a) **Gary L. Yancey** or **James E. Doyle**, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

2.3 Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

3. **EVENTS OF DEFAULT:**

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

3.1 The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

3.2 The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

3.3 The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

3.4 Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

3.5 Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

3.6 Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

3.7 Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

4. **MISCELLANEOUS:**

4.1 Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

4.2 Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

4.3 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

Applied Signal Technology, Inc.

By:
Gary L. Yancey, Chairman, President/CEO

WELLS FARGO

SECURITY AGREEMENT
SECURITIES ACCOUNT

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned **Applied Signal Technology, Inc.**, or any of them ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in (a) Debtor's account no. **13335800** (whether held in Debtor's name or as a Bank collateral account for the benefit of Debtor), any sub-account thereunder or consolidated therewith, and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the "Securities Account") maintained with **Wells Capital Management** ("Intermediary"), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the California Uniform Commerical Code.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (f) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (g) no person or entity, other than Debtor, Bank and Intermediary, has any interest in or control over the Collateral; and (h) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

6. COVENANTS OF DEBTOR.

6.1 Debtor Agrees in general: (a) to pay Indebtedness secured hereby when due; (b) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (c) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (d) to permit Bank to exercise its powers; (e) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (f) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (g) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (h) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

6.2 Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (a) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank's security interest in Collateral and Proceeds; (b) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted by Bank in writing; (c) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (d) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (e) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (f) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (g) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (h) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Debtor and Intermediary relating to the Collateral.

7. **POWERS OF BANK.** Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8. **PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.** Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9. **EVENTS OF DEFAULT.** The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Debtor and Intermediary relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Bank in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10. **REMEDIES.** Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

While an Event of Default exists: (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank's request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. **DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS.** In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

12. **STATUTE OF LIMITATIONS.** Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13. **MISCELLANEOUS.** When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any

presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank's Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

20. ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference.

Debtor warrants that Debtor is an organization registered under the laws of the State of California.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 400 West California Avenue, Sunnyvale, CA 94086-5151

IN WITNESS WHEREOF, this Agreement has been duly executed as of February 25, 2005.

Applied Signal Technology, Inc.

By: ______________________
Gary L. Yancey, Chairman, President/CEO

ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by APPLIED SIGNAL TECHNOLOGY, INC. ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of February 25, 2005 (the "Agreement").

The following provisions are hereby incorporated into the Agreement:

1. Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than $3,000,000.00. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

2. "Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Common Trust Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

Type of Investment Property	Percentage
Cash and Cash Equivalents	100%
U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities:	
(a) with maturities less than or equal to 5 years	90%
(b) with maturities greater than 5 years but less than or equal to 10 years	85%
(c) with maturities greater than 10 years	80%
Corporate and Municipal Bonds and Notes:	
(a) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities less than or equal to 5 years	85%

(b) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	80%
(c) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 10 years	75%
(d) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities less than or equal to 5 years	80%
(e) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	75%
(f) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 10 years	70%

Commercial Paper:

(a) rated A1 or P1 by a nationally recognized rating agency	80%
(b) rated A2 or P2 by a nationally recognized rating agency	70%

Common and Preferred Stock:

(a) traded on the New York Stock Exchange	75%
(b) traded on NASDAQ, the American Stock Exchange or a regional exchange:	
(i) with a market capitalization greater than $7.5B <u>and</u>	
** rated A+, A or A- by a nationally recognized rating agency	75%
** rated B+ by a nationally recognized rating agency	60%
** rated B, B- or C by a nationally recognized rating agency	50%
(ii) with a market capitalization greater than $1B but less than or equal to $7.5B <u>and</u>	
** rated A+, A or A- by a nationally recognized rating agency	60%
** rated B+ by a nationally recognized rating agency	50%
** rated B, B- or C by a nationally recognized rating agency	40%
(iii) with a market capitalization greater than or equal to $500MM but less than $1B <u>and</u>	
** rated A+, A or A- by a nationally recognized rating agency	50%
** rated B+ by a nationally recognized rating agency	40%
** rated B, B- or C by a nationally recognized rating agency	30%

Mutual Funds:

(a)	Listed Money Market	95%
(b)	Short Term Taxable or Tax Exempt Bonds	90%
(c)	Intermediate Term Taxable or Tax Exempt Bonds	85%
(d)	General Taxable Bonds	80%
(e)	Municipal Bonds, Single State Bonds or Long Term Corporate Taxable Bonds	75%
(f)	Balanced Stock and Bond Funds (includes flexible portfolio)	75%
(g)	Domestic Large Cap Stock	70%
(h)	Domestic Equity Income Stock	70%
(i)	Domestic Mortgage Taxable Bonds	70%
(j)	Multi Cap Growth, Value and Core Stock	60%
(k)	Mid Cap Growth, Value and Core Stock	60%
(l)	Small Cap Growth, Value and Core Stock	50%
(m)	Specialty Equity Stock	50%
(n)	Sector, International, High Yield Taxable and Tax Exempt Stocks and Bonds	50%
(o)	Listed NASDAQ Mutual Funds	50%

3. Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all WF Securities and Common Trust Funds now or hereafter maintained in the Securities Account.

4. "Common Trust Funds" means common trust funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

5. "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

6. Limitation on Indebtedness. Notwithstanding anything in this Agreement to the contrary, the Indebtedness secured hereby is limited to all obligations of Debtor arising under or in connection with that certain Line of Credit executed by Debtor and payable to the order of Bank, dated as of February 25, 2005, in the maximum principal amount of $3,000,000.00, and all extensions, renewals or modifications thereof, and restatements or substitutions therefor.

IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

APPLIED SIGNAL TECHNOLOGY, INC.

By: [signature]
Gary L. Yancey
Chairman, President/CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: [signature]
E. Lawrence Hyde
Vice President

[illegible]

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
Statement of Purpose for an Extension of Credit Secured By Margin Stock

(Federal Reserve Form U-1)

__Wells Fargo Bank, National Association__
Name of Bank

This report is required by law (15 U.S.C. 78g and 78w; 12 CFR 221).

Public reporting burden for this collection of information is estimated to average 4.2 minutes (0.07 hours) per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate, including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, D.C. 20503.

INSTRUCTIONS

1. This form must be completed when a bank extends credit in excess of $100,000.00 secured directly or indirectly, in whole or in part, by any margin stock.
2. The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board's List of Marginable OTC Stocks; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.
3. Please print or type (if space is inadequate, attach separate sheet.)

PART I. To be completed by borrower(s).

1. What is the amount of the credit being extended? $8,000,000.00
2. Will any part of this credit be used to purchase or carry margin stock? ( ) Yes (x) No

If the answer is "no", describe the specific purpose of the credit. For Issuance of Standby Letters of Credit

I (we) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

BORROWER: APPLIED SIGNAL TECHNOLOGY, INC.

By:		By:	
Title:	Chairman, President/CEO	Title:	
By:		By:	
Title:		Title:	

This form should not be signed blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, "Borrowers of Certain Securities Credit."

[illegible]

FEDERAL RESERVE FORM U-1
(Continued)

Loan No. 0298093013

PART II. To be completed by bank only if the purpose of the credit is to purchase or carry margin stock (Part I (2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan to value of margin stock is 50 per cent of its current market value under the current supplement to Regulation U.

No. of Shares	Issue	Market Price per share	Date and source of valuation (See note below)	Total Market value per issue

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market Price	Date and source of valuation (See note below)	Total Market value per issue

3. List other collateral including non margin stock securing this credit.

Describe briefly	Market Price	Date and source of valuation (See note below)	Good faith loan value

Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

PART III. To be signed by a bank officer in all instances.

I am a duly authorized officer of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U*, and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

3/1/05 — Date

E. Lawrence Hyde — Bank officer's signature

VICE PRESIDENT — Title

E. LAWRENCE HYDE — Print or type name

*To accept the customer's statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the bank for at least three years after the credit is extinguished.

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